Statement of Confirmation

	This statement confirms that the undersigned, as an officer, director or beneficial owner of more than 10% on any class of any equity security of Aehr Test Systems (the "Company"), hereby appoints Gary Larson as the undersigned's true and lawful attorney-in-fact and agent to complete and execute such Forms 3, 4 and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S.Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in the securities of the Company. The authority of Gary Larson under this Statement shall continue until the undersigned is no longer required to file Forms
3, 4 and 5 with regard to the undersigned's ownership of or transactions in securities of the Company, unless earlier revoked in writing.
The undersigned acknowledges that Gary Larson is not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.



Date: August 19, 2002		     /s/ RHEA J. POSEDEL
                                     _________________________________
				     Signature



			             Rhea J. Posedel
                                     __________________________________




				     Chairman and CEO
                                     __________________________________
                                     Title of Individual Signing,
                                     if applicable






                                     ___________________________________
				     Print Name(s) of Security Holder(s),
                                     if different than Name of the
                                     Individual Signing